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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 21, 2000


                          BIOSHIELD TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             GEORGIA                0-24913            58-2181628
             ----------------------------------------------------
(STATE OR OTHER JURISDICTION OF (COMMISSION FILE NUMBER) (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION                             IDENTIFICATION NO.)


4405 INTERNATIONAL BLVD.
SUITE B-109, NORCROSS, GEORGIA                           30093

    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:      (770) 925-3432




          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. OTHER EVENTS

Jacques Elfersy has announced his intention to semi-retire from both Bioshield Technologies, Inc. and EMD.com (Electronic Medical Distribution, Inc.), thus tendering his resignation as an officer of both companies. Mr. Elfersy plans to continue his relationship with the Bioshield. The effective date of his resignation and the terms of his continued relationship with the company are under negotiation.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          BIOSHIELD TECHNOLOGIES, INC.
                          (Registrant)


Date: June 28, 2000      /s/ Timothy C. Moses



                          TIMOTHY C. MOSES
                          President and Chief Executive Officer